EXHIBIT 10.12
                                  OshKosh B'Gosh, Inc.
                                    112 Otter Avenue
                             Oshkosh, Wisconsin  54901-5008


                                    CREDIT AGREEMENT

                                                              June 24, 1994


             Firstar Bank Milwaukee,
               National Association
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

             Bank One, Milwaukee, NA
             111 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60603

             Norwest Bank Wisconsin,
              National Association
             100 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Gentlemen:

                       OshKosh  B'Gosh, Inc.,  a Delaware  corporation with
             its principal offices located in the City of Oshkosh, Wisconsin (the "Company"), hereby requests that each of you (collectively the "Banks" and individually a "Bank") severally agree to make loans to the Company from time to time on the terms and conditions set forth below:


                                       ARTICLE I

                                    LOANS AND NOTES

                       1.1  Revolving Credit.   From time to  time prior to
             June 24, 1997 or the earlier termination in full of the Commitments (in either case the "Termination Date"), the Company may obtain loans from each of the Banks, pro rata according to each Bank's Percentage Interest, up to an aggregate principal amount equal to the amount by which (i) $60,000,000 (the "Aggregate Commitment" and as to each Bank's respective Percentage Interest thereof, its "Commitment"), as terminated or reduced pursuant to section 1.7, exceeds (ii) the sum of (A) the aggregate amount of Letter of Credit Obligations (as defined in section 10.1(o) below), and (B) the aggregate face amount of outstanding Commercial Paper (as defined in section 10.1(d) below), including for this purpose all Nicolet Funding Corp. Loans (as defined in section 1.9(e)








             below).   The Commitment and Percentage Interest  of each Bank
             is set forth in the table below:

                                                               Percentage
                    Name of Bank            Commitment          Interest

              Firstar Bank Milwaukee,      $19,500,000           32.5%
              National Association
              Bank One, Milwaukee, NA      $16,500,000           27.5%

              Harris Trust and Savings     $12,000,000           20.0%
              Bank

              Norwest Bank Wisconsin,      $12,000,000           20.0%
              National Association
                                 Total:    $60,000,000            100%

             The failure of any one or more of the Banks to lend in accordance with its Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable in respect to the obligation of any other Bank hereunder or be obligated in any event to lend in excess of its Commitment. Subject to the limitations of section 2.2(d)(3) the Company may repay such loans and reborrow hereunder from time to time prior to the Termination Date. Each loan hereunder from the Banks collectively shall be in a multiple of $100,000 (except that any such loan subject to a LIBOR Pricing Option shall be in an amount of $1,000,000 or any multiple of $100,000 in excess of such amount). The loans from each Bank advanced under this section 1.1 shall be evidenced by a single promissory note of the Company (each a "Revolving Credit Note", and collectively with the Demand Notes (as defined in section 1.2 below), sometimes called the "Notes") in the form of Exhibit 1.1 annexed hereto, payable to the order of the lending Bank.

                       1.2 Demand Line of Credit. There is hereby established a revocable line of credit in the aggregate principal amount of $40,000,000 (the "Demand Line") for the current use of the Company. The amount of the Demand Line provided by each Bank is set forth in the table below:

                              Name of Bank              Demand Line
                   Firstar Bank Milwaukee,               $13,000,000
                   National Association

                   Bank One, Milwaukee, NA               $11,000,000

                   Harris Trust and Savings Bank          $8,000,000
                   Norwest Bank Wisconsin, National
                   Association                            $8,000,000

                                 Total:                  $40,000,000

             Each Bank in its sole discretion may decline to make advances under the Demand Line at any time without having made demand for payment. Any Bank so declining to make advances shall immediately give written notice of such declination to the Company and the Agent, but failure to give such notice shall not affect the validity or effectiveness of such declination. Any loans under the Demand Line shall be made pro rata according to the participating Banks' respective shares of the Demand Line from time to time in effect, up to an aggregate principal amount equal to (i) $40,000,000 minus (ii) the amount by which (A) the sum of (1) the outstanding principal amount of all revolving credit loans made pursuant to section 1.1, (2) the aggregate amount of Letter of Credit Obligations, and (3) the aggregate face amount of outstanding Commercial Paper, including for this purpose all Nicolet Funding Corp. Loans, exceeds (B) the Aggregate Commitment. The Demand Line shall be unused for at least 90 consecutive days during each twelve-month period commencing July 1 of a given year and ending June 30 the following year. Each advance under the Demand Line from the Banks collectively shall be in a multiple of $100,000 (except that any such advance subject to a LIBOR Pricing Option shall be in an amount of $1,000,000 or any multiple of $100,000 in excess of such amount). The advances under the Demand Line from each Bank shall be evidenced by a single promissory note of the Company (each a "Demand Note", and collectively with the Revolving Credit Notes, sometimes called the "Notes"), payable on demand to the order of the lending Bank in the form of Exhibit 1.2 attached hereto. The Company acknowledges that all amounts due under the Demand Notes are payable on demand, regardless of whether the Company has breached any of the terms, covenants and conditions set forth in this Agreement, the Notes, any Collateral Document or any other document or agreement applicable to the loans described herein.

                       1.3 Notes. The Notes shall be executed by the Company and delivered to the Banks prior to the initial loans. Although the Notes shall be expressed to be payable in the full amounts specified above, the Company shall be obligated to pay only the amounts actually disbursed to or for the account of the Company, together with interest on the unpaid balance of sums so disbursed which remains outstanding from time to time, at the rates and on the dates specified in the Notes, together with the other amounts provided therein.

                       1.4  Letters of Credit.

                       (a) Firstar Bank Milwaukee, N.A. and such other Bank or Banks as the Company may from time to time designate with the consent of the Agent (each an "LOC Bank") shall from time to time when so requested by the Company issue standby and import letters of credit, respectively (each a "Letter of Credit" and collectively the "Letters of Credit") for the account of the Company up to an aggregate face amount equal to the amount by which (i) the sum of (A) the Aggregate Commitment and (B) the Demand Line from time to time in effect exceeds (ii) the sum of (A) the outstanding principal amount of loans made pursuant to sections 1.1 and 1.2, (B) the aggregate amount of all unpaid Reimbursement Obligations (as defined in section 10.1(r) below) and (C) the aggregate face amount of outstanding Commercial Paper, including for this purpose all Nicolet Funding Corp. Loans. In addition to the foregoing aggregate limitation on Letters of Credit, standby Letters of Credit shall not exceed $25,000,000 in aggregate face amount at any time outstanding and import Letters of Credit shall not exceed $35,000,000 in aggregate face amount at any time outstanding. Each LOC Bank hereby grants to each other Bank, and each other Bank hereby agrees to take, a pro rata participation in each Letter of Credit issued hereunder and all rights (including rights to reimbursement from the Company under paragraph (c) below) and obligations associated therewith in accordance with the Percentage Interest of each Bank. In the event of any drawing on a Letter of Credit which is not reimbursed by or on behalf of the Company, each Bank shall pay to the appropriate LOC Bank a proportionate amount of such drawing equal to its Percentage Interest therein. Each LOC Bank shall divide the proceeds of any reimbursement of a drawing on a Letter of Credit with the other Banks that have made payment to the LOC Bank pursuant to the foregoing sentence, pro rata according to the respective contributions of such other Banks.

                       (b) The Company agrees to pay to the Agent for the pro rata benefit of the Banks a letter of credit fee in respect of each standby Letter of Credit in the amount of three quarters of one percent (3/4%) per annum of the face amount of such standby Letter of Credit. Such fees shall be payable quarterly in arrears on the first day of each calendar quarter.

                       (c) The Company hereby unconditionally promises to pay to the appropriate LOC Bank upon demand, without defense, setoff or counterclaim, the amount of each drawing under Letters of Credit issued by such LOC Bank plus interest on the foregoing from the date due at the Prime Rate (as defined in section 2.2(b)(2)).

                       (d) Reliance on Documents. Delivery to the LOC Banks of any documents strictly complying on their face with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness and sufficiency thereof and of the good faith and proper performance of drawers and users of such Letter of Credit, their agents and assignees; and the LOC Banks may rely thereon without liability or responsibility with respect thereto, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged.

                       (e) Non-Liability for Other Matters. The LOC Banks shall not be liable to the Company for (i) honoring any requests for payment under any Letter of Credit which strictly comply on their face with the terms of such Letter of Credit, (ii) any delay in giving or failing to give any notice, (iii) errors, delays, misdeliveries or losses in transmission of telegrams, cables, letters or other communications or documents or items forwarded in connection with any Letter of Credit or any draft,
                  (iv) accepting and relying upon the name, signature or act of any party who is or purports to be acting in strict compliance with the terms of any Letter of Credit; or (v) any other action taken or omitted by the LOC Banks in good faith in connection with any Letter of Credit or any draft; except only that the Company shall have a claim against an LOC Bank, and such LOC Bank shall be liable to the Company, to the extent of damages suffered by the Company which the Company proves were caused by (A) the LOC Bank's willful misconduct or gross negligence or (B) the LOC Bank's willful and wrongful failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit.

                       1.5  Use  of  Proceeds.    The  Company  represents,
             warrants and agrees that:

                       (a) The proceeds of the loans made hereunder will be used solely for the following purposes: (i) contemporaneously with the making of the initial loan hereunder, the proceeds of such initial loan shall be used to the extent necessary to pay all indebtedness of Company outstanding under its demand lines of credit with Firstar Bank Milwaukee, N.A. and Norwest Bank Wisconsin; and (ii) all other proceeds shall be used (A) for the repayment at maturity of outstanding Commercial Paper (to the extent necessary), and (B) for working capital and other lawful corporate purposes.

                       (b) No part of the proceeds of any loan made hereunder will be used to "purchase" or "carry" any "margin stock" or to extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in the Regulation U of the Board of Governors of the Federal Reserve

                  System), and the assets of the Company and its Subsidiaries do not include, and neither the Company nor any Subsidiary has any present intention of acquiring, any such security.

                       1.6 Commitment Fee. The Company shall pay to the Agent for the account of the Banks, pro rata according to their respective Percentage Interests, a commitment fee computed at the rate of one-eighth of one percent (1/8%) per annum on the Aggregate Commitment (as reduced pursuant to section 1.7). Such commitment fees shall accrue during the period from the date of this Agreement to and including the Termination Date and be payable quarterly in advance on the date of the initial loan and on the first day of each calendar quarter thereafter.

                       1.7  Termination or Reduction.

                       (a) The Company shall have the right, upon five business days' prior written notice to each Bank, to ratably reduce in part the Commitments, provided, however, that (i) each partial reduction of the Aggregate Commitment shall be in the amount of $100,000 or an integral multiple thereof, and
                  (ii) no reduction shall reduce the Aggregate Commitment to an amount less than the sum of (A) the aggregate principal amount of outstanding revolving credit loans made under Section 1.1, (B) the aggregate amount of Letter of Credit Obligations, and (C) the aggregate face amount of outstanding Commercial Paper, including for this purpose all Nicolet Funding Corp. Loans. Subject to the limitations of the preceding sentence, the entire Commitments of all of the Banks may be terminated in whole at any time upon five Business Days' prior written notice to each Bank.

                       (b) Each Bank in its sole discretion may at any time reduce or terminate its individual Demand Line by giving written notice of such reduction or termination to the Agent and the Company. If any Bank shall decline to make additional advances pursuant to the Demand Line or shall demand payment of any amount outstanding under its Demand Note, the aggregate Demand Line shall automatically be reduced by an amount equal to such Bank's individual Demand Line.


                       1.8 Optional Prepayment. The Notes may be prepaid in whole or in part at the option of the Company at any time without premium or penalty except as otherwise provided in section 2.2(d)(3). All prepayments shall be applied as set forth in section 2.4(b) pro rata among the Banks in accordance with their respective Percentage Interests. All prepayments shall be accompanied by interest accrued on the amount prepaid through the date of prepayment.

                       1.9  Commercial Paper.

                            (a)  The  Company   may  issue  Commercial
                  Paper from time to time, including sales of Commercial Paper through one or more of the Banks acting as placement agent pursuant to separate agreements between the Company and such Bank or Banks. The aggregate face amount of all outstanding Commercial Paper (but not including for this purpose any Nicolet Funding Corp. Loans) shall not at any time exceed the lesser of (i) $60,000,000 and (ii) the amount by which (A) the sum of (1) the Aggregate Commitment and (2) the Demand Line in effect from time to time, exceeds (B) the sum of (1) the outstanding principal amount of loans made pursuant to sections 1.1 and 1.2, (2) the aggregate amount of Letter of Credit Obligations and (3) the outstanding principal amount of all Nicolet Funding Corp. Loans. No Commercial Paper shall have a term to maturity greater than 100 days.

                            (b)  The  Company  shall pay  a Commercial
                  Paper placement fee in respect of Commercial Paper placed by any of the Banks computed at a rate of one-quarter of one percent (1/4%) per annum of the aggregate face amount of such Commercial Paper, payable at the time such Commercial Paper is issued as follows: (i) one-eighth of one percent (1/8%) to the Bank acting as placement agent for the sale of such Commercial Paper and (ii) one-eighth of one percent (1/8%) to the Agent for the pro rata benefit of the Banks.

                            (c)  The Company will give  written notice
                  to the Agent in the form of Part 1 to Exhibit 2.1 hereto on each Business Day on which there is any change in the aggregate outstanding face amount of Commercial Paper and Nicolet Funding Corp. Loans, setting forth the aggregate principal amount of all Commercial Paper and Nicolet Funding Corp. Loans then outstanding after giving effect to the issuance or repayment of Commercial Paper and Nicolet Funding Corp. Loans (as the case may be) taking place on such Business Day.


                            (d)  For all purposes  of this  Agreement,
                  the outstanding face amount of all Commercial Paper (but not including for this purpose any Nicolet Funding Corp. Loans) shall be deemed to be use of the Aggregate Commitment. The principal amount of outstanding loans (including Nicolet Funding Corp. Loans) and the face amount of outstanding Letters of

                  Credit shall be  deemed to be  use of the  Aggregate
                  Commitment to the extent that the Aggregate Commitment exceeds the face amount of outstanding Commercial Paper (but not including for this purpose any Nicolet Funding Corp. Loans) from time to time, and otherwise shall be deemed to be use of the Demand Line.

                            (e)  The  Company  may also  obtain direct
                  loans from Nicolet Funding Corp. ("Nicolet Funding Corp. Loans") from time to time. The aggregate principal amount of such loans at any time outstanding shall not exceed the lesser of (i) $20,000,000 and (ii) the sum of (A) the amount by which the Aggregate Commitment exceeds the aggregate principal amount of Commercial Paper from time to time outstanding, plus (B) the amount available to be borrowed from time to time under the Demand Line provided by Norwest Bank Wisconsin, National Association. Such loans shall have maturities not exceeding 100 days, and shall bear interest at rates to be agreed upon by the Company and Nicolet Funding Corp.


                                       ARTICLE II

                                ADMINISTRATION OF CREDIT

                       2.1  Borrowing Procedure.  Loans hereunder  shall be
             made at the principal banking office of the Agent in Milwaukee, Wisconsin, on written or telephonic notice from the Company to the Agent received not later than 10:30 a.m. on the date of the proposed borrowing (subject to the notice requirement of section 2.2(c)(2) if the Company wishes to elect a LIBOR Pricing Option with respect to such loan), which notice shall specify the date and the aggregate principal amount of such borrowing. Each written request for a borrowing hereunder shall be given in the form of Part 2 to
             Exhibit 2.1 hereto; each telephonic request for a borrowing hereunder shall be confirmed within three (3) Business Days of the borrowing date by delivery of a written request in such form. Upon its receipt of such notice from the Company, the Agent shall promptly give notice to the other Banks, each of which shall have its respective portion of the loans available to the Agent in Milwaukee in immediately available funds not later than 2:00 p.m. on the date of the borrowing. Out of the funds received from the Banks for the making of the loans hereunder, the Agent will make a loan to the Company in such amount on behalf of such Banks. Notes and other required documents delivered to the Agent for the account of each Bank shall be promptly delivered to such Bank, or in accordance with instructions received from it, together with copies of such other documents received in connection with the borrowing as such Bank shall request.

                       2.2  Interest Calculation.

                       (a) Interest. The principal amount of the indebtedness from time to time evidenced by the Notes shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate (as defined in section 2.2(b)). To the extent that any portion of the indebtedness evidenced by the Notes bears interest at the Prime Rate (defined below), the Company will pay such interest monthly in arrears on the last day of each month. On the last day of each LIBOR Interest Period or on any earlier termination of any LIBOR Pricing Option, the Company will pay the accrued and unpaid interest on the indebtedness evidenced by the Notes which was subject to the LIBOR Pricing Option which expired or terminated on such date. On any stated or accelerated maturity of the indebtedness evidenced by the Notes all accrued and unpaid interest on such indebtedness shall be forthwith due and payable, including without limitation any accrued and unpaid interest on such indebtedness which is subject to a LIBOR Pricing Option. In addition, the Company will, on demand, pay interest on any overdue installments of principal and pay interest during the continuance of any Event of Default both at a rate per annum which is at all times equal to the sum of (a) the Applicable Rate (or, if more than one Applicable Rate is then in effect, the weighted average of the Applicable Rates then in effect), plus (b) 2% per annum.

                       (b)  Applicable  Rate.    The term  "Applicable
                  Rate" shall mean:

                            (1)  With  respect to  any portion  of the
                       indebtedness evidenced by the Notes which is at the time subject to an effective LIBOR Pricing Option, the applicable LIBOR Rate set forth in section 2.2(c)(1)(D).

                            (2)  With  respect to  any portion  of the
                       indebtedness evidenced by the Notes which is not at the time subject to an effective LIBOR Pricing Option, the rate announced by Firstar Bank Milwaukee, N.A. from time to time as its prime rate (changing as and when such prime rate changes) (the "Prime Rate").

                       (c) The LIBOR Pricing Options. The following provisions shall apply to the LIBOR Pricing Options:

                            (1)  Certain Definitions.  For purposes of
                       this Agreement:

                                 (A)  The term "Basic  LIBOR Rate"  as
                            applied to any LIBOR Interest Period shall
                            mean  the  per  annum  rate   of  interest
                            determined  by the  Agent (which  shall be
                            applicable to all of  the Banks) to be the
                            average (rounded up, if necessary,  to the
                            nearest 1/16 of 1%)  of the offered  rates
                            for  deposits  in  U.S.  dollars  for  the
                            applicable  LIBOR  Interest  Period  which
                            appear on the Reuters Screen LIBO Page (or
                            such other  page on which  the appropriate
                            information  may  be  displayed),  on  the
                            electronic communications terminals in the
                            Agent's  money  center  as of  11:00  a.m.
                            (London  time) on  the  day  which is  two
                            Business Days  prior to the  first day  of
                            such  LIBOR Interest  Period ("Calculation
                            Date"),  except  as  provided  below.   If
                            fewer  than two  offered rates  appear for
                            the applicable LIBOR Interest Period or if
                            the appropriate screen  is not  accessible
                            as  of such  time, the  term  "Basic LIBOR
                            Rate"  shall  mean the  per annum  rate of
                            interest  determined  by  the  Agent  (but
                            which  shall be  applicable to all  of the
                            Banks) to be  the average (rounded  up, if
                            necessary, to the  nearest 1/16 of 1%)  of
                            the   rates  at  which  deposits  in  U.S.
                            dollars are  offered to the  Agent by four
                            major  banks  in   the  London   interbank
                            market,   as   selected   by   the   Agent
                            ("Reference  Banks"), at  approximately 11
                            a.m., London time, on the Calculation Date
                            for the applicable  LIBOR Interest  Period
                            and  in an amount  equal to  the principal
                            amount   of  the  loans   subject  to  the
                            applicable  LIBOR  Pricing  Option.    The
                            Agent  will  request the  principal London
                            office of  each of the Reference  Banks to
                            provide a  quotation of  its rate.   If at
                            least  two  such quotations  are provided,
                            the  applicable rate will  be the  mean of
                            the  quotations.     If  fewer  than   two
                            quotations are provided as  requested, the
                            applicable rate  will be  the mean  of the
                            rates  quoted by  major banks in  New York
                            City,   selected   by   the    Agent,   at
                            approximately 11 a.m., New York City time, on the Calculation Date for loans in U.S. dollars to leading European banks for the applicable LIBOR Interest Period and in an amount equal to the principal amount of the loans subject to the applicable LIBOR Pricing Option.

                                 (B)  The term "LIBOR Interest Period"
                            shall   mean   any  period,   selected  as
                            provided  below in this  section 2.2(c) of
                            one,  two or three months, each commencing
                            on any Business Day.   Such LIBOR Interest
                            Period  shall   end  on  the  day  in  the
                            succeeding     calendar     month    which
                            corresponds  numerically to  the beginning
                            day   of   such  LIBOR   Interest  Period,
                            provided,  however,  that if  there  is no
                            such numerically corresponding day in such
                            succeeding  month,   such  LIBOR  Interest
                            Period shall  end on the last Business Day
                            of  such succeeding month.   If  any LIBOR
                            Interest   Period    so   selected   would
                            otherwise  end on  a date  which is  not a
                            Business Day, such  LIBOR Interest  Period
                            shall  instead  end  on   the  immediately
                            succeeding    Business    Day,   provided,
                            however,  that  if  said  next  succeeding
                            Business Day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

                                 (C)  The term "LIBOR Pricing Options"
                            shall mean the options granted pursuant to this section 2.2(c) to have the interest on all or any portion of the principal amount of indebtedness evidenced by the Notes computed with reference to a LIBOR Rate.

                                 (D)  The  term  "LIBOR Rate"  for any
                            LIBOR  Interest Period  shall mean  a rate
                            per annum  equal  to the  sum  of  (i) the
                            quotient  of  (A) the  Basic   LIBOR  Rate
                            applicable to that  LIBOR Interest  Period
                            divided by (B) one minus the LIBOR Reserve
                            Requirement   (expressed  as   a  decimal)
                            applicable to that LIBOR  Interest Period,
                            plus  (ii) five-eighths   of  one  percent
                            (5/8%). The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                                 (E)      The   term  "LIBOR   Reserve
                            Requirement" shall mean,  with respect  to
                            each  LIBOR  Interest  Period, the  stated
                            rate    of   all    reserve   requirements
                            (including   all    basic,   supplemental,
                            marginal  and  other  reserves and  taking
                            into account  any transitional adjustments
                            or  other  scheduled  changes  in  reserve
                            requirements  during  such LIBOR  Interest
                            Period) that is specified on the first day
                            of such LIBOR Interest Period by the Board
                            of Governors of the Federal Reserve System
                            for   determining   the  maximum   reserve
                            requirement  with respect  to eurocurrency
                            funding   (currently    referred   to   as
                            "Eurocurrency liabilities" in Regulation D of such Board of Governors) applicable to the Agent.

                                 (F)    The  term "Regulatory  Change"
                            means any  change enacted or  issued after
                            the date of this  Agreement of any (or the
                            adoption  after the date of this Agreement
                            of   any  new)   federal  or   state  law,
                            regulation,   interpretation,   direction,
                            policy   or   guideline,   or  any   court
                            decision, which in any case has general application to banks of the class of which any Bank is a member and which affects the treatment of any loans of such Bank, all as set forth below.

                            (2)   Election  of LIBOR  Pricing Options.
                       Subject to all the terms and conditions hereof, the Company may, by notice to the Agent received not later than 10:30 a.m. (Milwaukee time) on the day which is three Business Days prior to the first day of the LIBOR Interest Period selected in such notice, elect to have all or such portion of the principal amount of indebtedness then evidenced (or to be evidenced at the commencement of such LIBOR Interest Period) by the Notes as the Company may specify in such notice (in the minimum amount of $1,000,000 or any multiple of $100,000 in excess of such amount) accrue and bear daily interest during the LIBOR Interest Period so selected at a per annum rate equal to the LIBOR Rate for such LIBOR Interest Period; provided, however, that no such election shall become effective if the Agent determines (which determination shall be binding and conclusive on all parties) that (i) by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; (ii) the LIBOR Rate does not accurately reflect the cost to the Banks of making or maintaining LIBOR-based loans in general; or
                       (iii) any Default or Event of Default has occurred and is continuing. Each notice of election of a LIBOR Pricing Option shall be irrevocable.

                       (d)  Special Provisions.

                            (1)  Increased Costs.   If any  Regulatory
                       Change,

                                 (A)  shall  subject  any Bank  to any
                            tax, duty or other charge  with respect to
                            any  of its  loans,  Letters of  Credit or
                            participations  therein,  or Reimbursement
                            Obligations owed to it hereunder, or shall
                            change  the basis of  taxation of payments
                            to  any  Bank  of   the  principal  of  or
                            interest   on   its  loans   hereunder  or
                            Reimbursement Obligations owed to it, or any other amounts due under this Agreement in respect of such loans or Reimbursement Obligations, or its obligation to make loans hereunder or issue Letters of Credit or participate therein (except for changes in the rate of tax on the overall net income of such Bank);

                                 (B)   shall  impose, modify  or  make
                            applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank; or

                                 (C)   shall  impose on  any Bank  any
                            other   condition  affecting   its  loans,
                            Letters   of   Credit  or   participations
                            therein,  or any  Reimbursement Obligation
                            owed to  it hereunder;  and the  result of
                            any of  the foregoing is  to increase  the
                            cost to (or in the case of Regulation D or
                            any   other   analogous   law,   rule   or
                            regulation, to impose a cost on) such Bank
                            of  making  or   maintaining  any   loans,
                            issuing  or  maintaining  any   Letter  of
                            Credit,  or  participating therein,  or to
                            reduce  the amount of any  sum received or
                            receivable   by   such  Bank   under  this
                            Agreement and any  document or  instrument
                            related hereto, then after 30 days' notice
                            from such Bank (which notice shall be sent
                            to the Agent and  the Company and shall be
                            accompanied by a  statement setting  forth
                            in reasonable  detail  the basis  of  such
                            increased  cost or  other  effect  on  the
                            loans, Letters of Credit  or Reimbursement
                            Obligations),   the   Company  shall   pay
                            directly  to  such Bank,  on  demand, such
                            additional  amount  or  amounts   as  will
                            compensate such Bank for such increased cost or such reduction incurred on or after the date of the giving of such notice to the Agent and the Company.

                                 Each of the  Banks represents to  the
                            Company that, as of the date hereof, it is
                            not aware of any fact or circumstance that
                            would  give rise  to  any  increased  cost
                            under this  section 2.2(d)(1).   Each Bank
                            further agrees that, for purposes  of this
                            section 2.2(d)(1), it will not treat the Company in a manner different from its other commercial loan customers having similar loan relationships with the Bank.

                            (2)  Changes  in   Law  Rendering  Certain
                       Loans Unlawful. In the event that any Regulatory Change should make it (or, in the good faith judgment of a Bank, should raise substantial questions as to whether it is) unlawful for a Bank to make, maintain or fund a loan subject to a LIBOR Rate, then (i) such Bank shall promptly notify each of the other parties hereto, (ii) the obligation of all
                       Banks to make such loan shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) to the extent that it is unlawful for such Bank to maintain an outstanding loan subject to a LIBOR Rate, such loan shall thereafter bear interest at the Prime Rate or such other lower rate as may be agreed upon by the Company and the Bank.

                            (3)  Funding Losses.   The Company  hereby
                       agrees that upon demand by any Bank (which demand shall be sent to the Agent and the Company and shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amount being claimed) the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain loans hereunder), as reasonably determined by such Bank, as a result of (i) any payment or prepayment of any loan subject to a LIBOR Rate of such Bank on a date other than the last day of a LIBOR Interest Period for such loan whether or not required by any other provision of this Agreement, or (ii) any failure of the Company to borrow any loans on a date specified therefor in a notice of borrowing pursuant to this Agreement.

                            (4)  Discretion of Banks  as to Manner  of
                       Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its loans hereunder in any manner it sees fit.

                            (5)  Capital Adequacy.  If  any Regulatory
                       Change affects the treatment of any loan, Letter of Credit or participation therein of a Bank as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by such Bank or any corporation controlling such Bank and has the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of the obligations of such Bank hereunder to a level below that which such Bank or such corporation could have achieved but for such Regulatory Change (taking into account such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by such Bank to be material, then after 30 days' notice from such Bank to the Company and the Agent of such Regulatory Change, the Company shall pay to such Bank, on demand, such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction incurred on or after the date of the giving of such notice to the Agent and the Company. Such Bank shall submit, to the Agent and the Company, a statement as to the amount of such compensation, prepared in good faith and in reasonable detail. Each of the Banks represents to the Company that, as of the date hereof, it is not aware of any fact or circumstance that would give rise to a claim for compensation under this section 2.2(d)(5).

                            (6)  Conclusiveness     of     Statements;
                       Survival of Provisions. Determinations and statements of any Bank pursuant to sections 2.2(d)(1), (2), (3) and (5) shall be rebuttably presumptive evidence of the correctness of the determinations and statements and shall be conclusive absent manifest error if the Company fails to deliver written notice to the Agent within 30 days of (i) the date of mailing of such statement or (ii) the giving of notice of such determination if no such statement is mailed. The provisions of section 2.2(d)(1),

                       (3) and (5) shall survive the obligation of the Banks to extend credit under this Agreement and the repayment of the loans and Reimbursement Obligations.

                       2.3 Computations; Non-Business Days. All fees, and all interest payable on the Notes, shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 360. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a non-Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest under the Notes, or fees payable hereunder, as the case may be.

                       2.4  Application of Payments.

                       (a) All payments of principal, interest and fees under this Agreement and the Notes shall be made to the Agent in immediately available funds for the ratable account of the Banks and the holders of the Notes then outstanding, as appropriate, in respect of amounts then due hereunder. The Agent shall promptly distribute to each such Bank or holder pro rata the amount of principal, interest or fees received by the Agent for the account of such holder. Any payment to the Agent for the account of a Bank or a holder of a Note under this Agreement shall constitute a payment by the Company to such Bank or holder of the amount so paid to the Agent, and any Notes or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment to the Agent.

                       (b) All payments received by the Agent under this Agreement from any source shall be applied to the obligations of the Company hereunder in the following order of priority:

                            (i)   First,   to  the   payment   of  all
                       unreimbursed fees and expenses due hereunder;

                            (ii)  Second,  to  the  repayment  of  all
                       outstanding loans under the Demand Line and all accrued interest thereon;

                            (iii)  Third,   to  the  payment   of  all
                       outstanding loans under the Aggregate Commitment, to the extent then due and payable, and all accrued interest thereon;

                            (iv)  Fourth,  to secure  reimbursement of
                       the outstanding face amount of all Letters of Credit issued against the Demand Line;

                            (v)  Fifth, to secure reimbursement of the
                       outstanding face amount of all Letters of Credit issued against the Aggregate Commitment; and

                            (vi) Sixth, to secure payment  at maturity
                       of all outstanding Commercial Paper, including for this purpose all Nicolet Funding Corp. Loans.

                       2.5 Pro Rata Treatment. All payments or prepayments of principal, interest or fees shall be made pro rata in accordance with the amounts of the Notes then due. In the event that any Bank shall receive from the Company or any other source (other than the sale of a participation to another  commercial  lender  pursuant  to  section  10.10) any payment of, on account of, or for any obligation of the Company hereunder or under the Notes (whether pursuant to the exercise of any right of set off, banker's lien, realization upon any security held for or appropriated to such obligation, counterclaim or otherwise) other than as above provided, then such Bank shall immediately purchase, without recourse and for cash, an interest in the obligations of the same nature held by the other Banks so that each Bank shall thereafter have a percentage interest in all of such obligations equal to the percentage interest which such Bank held in the Notes outstanding immediately before such payment; provided, that if any payment so received shall be recovered in whole or in part from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company specifically acknowledges and consents to the preceding sentence.

                       2.6 Set Off. In the event that the unpaid principal balance of the Notes or any other amount becomes immediately due and payable pursuant to section 7.2, each Bank may offset and apply any monies, balances, accounts and deposits (including certificates of deposit) of the Company then at such Bank toward the payment of the Note or Notes held by such Bank or other amounts owed to it hereunder. Promptly upon its charging any account of the Company pursuant to this section, the Bank shall give the Company notice thereof, provided that failure to give such notice shall not affect the obligations of the Company hereunder.

                                      ARTICLE III

                                CONDITIONS OF BORROWING

                       Without  limiting any  of  the other  terms of  this
             Agreement, none of the Banks shall be required to make any loan to the Company hereunder or issue any Letter of Credit unless each of the following conditions has been satisfied:

                       3.1 Representations. The representations and warranties contained in Article IV hereof continue to be true and correct on the date of such loan and no Default or Event of Default hereunder shall have occurred and be continuing.

                       3.2 Insurance Certificate. Prior to the initial loan the Banks shall have received satisfactory evidence that the Company maintains hazard and liability insurance coverage reasonably satisfactory to the Banks.

                       3.3 Form U-1. Prior to the initial loan the Company shall have executed and delivered to the Banks a Federal Reserve Form U-1 provided for in Regulation U of the Board of Governors of the Federal Reserve System, and the statements made therein shall be such, in the reasonable opinion of the Banks, as to permit the transactions contemplated hereby without violation of Regulation U.

                       3.4 Counsel Opinion. Prior to the initial loan the Banks shall have received from their special counsel and from Company's counsel, satisfactory opinions as to such matters relating to the Company and its Subsidiaries, the validity and enforceability of this Agreement, the loans to be made hereunder and the other documents required by this Article III as the Banks shall reasonably require. The Company shall execute and/or deliver to the Banks or their respective counsel such documents concerning its corporate status and the authorization of such transactions as may be requested.

                       3.5 Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to the Banks and their respective counsel.

                       3.6 Violation of Environmental Laws. In the reasonable opinion of the Banks there shall not exist any uncorrected violation by the Company or any Subsidiary of an Environmental Law or any condition which requires, or may require, a cleanup, removal or other remedial action by the Company or any Subsidiary under any Environmental Laws costing $2,500,000 or more in the aggregate.

                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

                       In  order to induce the  Banks to make  the loans as
             provided herein, the Company represents and warrants to the Banks as follows, except as set forth in a letter (the "Information and Exceptions Letter") delivered to the Banks not later than three (3) Business Days prior to the date of this Agreement.

                       4.1  Organization.   The  Company  and  each of  its
             Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction under which it was incorporated, and has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties. Set forth in the Information and Exceptions Letter is a complete and accurate list of all of its Subsidiaries, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the percentage of the outstanding shares of each class of capital stock owned (directly or indirectly) by the Company and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights. All of the outstanding stock of all of the Subsidiaries has been legally and validly issued, is fully paid and non-assessable except as provided by section 180.0622(2)(b) of the Wisconsin Business Corporation Law and its predecessor statute, as judicially interpreted, and is owned by the Company or one or more other Subsidiaries free and clear of all pledges, liens, security interests and other charges or encumbrances. The Company is duly licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a material adverse effect on the property, financial condition or business operations of the Company.

                       4.2 Authority. The execution, delivery and performance of this Agreement, the Notes and the documents required by Article III (the "Collateral Documents") are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Company, (ii) violate any provision of the articles of incorporation or by-laws of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and each of the Notes and each of the Collateral Documents when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

                       4.3 Investment Company Act of 1940. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                       4.4 Employee Retirement Income Security Act. All Plans are in compliance in all material respects with the applicable provisions of ERISA. Neither the Company nor any
             Subsidiary has incurred any material "accumulated funding deficiency" within the meaning of section 302(a)(2) of ERISA in connection with any Plan. There has been no Reportable Event for any Plan, the occurrence of which would have a materially adverse effect on the Company or any Subsidiary, nor has the Company or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation under section 4062 of ERISA in connection with any Plan. The Unfunded Liabilities of all Plans do not in the aggregate exceed $2,500,000.

                       4.5  Financial  Statements.    The consolidated  and
             consolidating balance sheets of the Company and its Subsidiaries as of December 31, 1993, and the consolidated and consolidating statements of profit and loss and surplus of the Company and its Subsidiaries for the year ended on that date, as prepared by the Company and certified by Ernst & Young and heretofore furnished to the Banks, present fairly the financial condition of the Company and such Subsidiaries as of that date, and the results of their operations for the fiscal year ended on that date. Since December 31, 1993, there has been no material adverse change in the property, financial condition or business operations of the Company or any Subsidiary.

                       4.6 Liens. The Company and each Subsidiary has good and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages and encumbrances of any kind, except Permitted Liens. To the best of the Company's knowledge and belief, all owned and leased buildings and equipment of the Company and its Subsidiaries are in good condition, repair and working order in all material respects and conform in all material respects to all applicable laws, regulations and ordinances.

                       4.7 Contingent Liabilities. Neither the Company nor any Subsidiary has any guarantees or other contingent liabilities outstanding (including, without limitation, liabilities by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), except those permitted by section 5.7 hereof.

                       4.8 Taxes. Except as expressly disclosed in the financial statements referred to in section 4.5 above, neither the Company nor any Subsidiary has any material outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and no tax deficiencies have been proposed or assessed against the Company or any Subsidiary. The most recent completed audit of the Company's federal income tax returns was for the Company's income tax year ending December 31, 1989, and all taxes shown by such returns (together with any adjustments arising out of such audit, if any) have been paid.

                       4.9 Absence of Litigation. Neither the Company nor any Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by the Company is any litigation or administrative proceeding threatened against it or any Subsidiary, which in either case (i) relates to the execution, delivery or performance of this Agreement, the Notes, or any of the Collateral Documents, (ii) could, if adversely determined, cause any material adverse change in the property, financial condition or the conduct of the business of the Company and its Subsidiaries taken as a whole, (iii) asserts or alleges the Company or any Subsidiary violated Environmental Laws, (iv) asserts or alleges that Company or any  Subsidiary  is  required  to  cleanup,  remove,  or  take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (v) asserts or alleges that Company or any Subsidiary is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Subsidiary, except with respect to violations, cleanups, removals and other remedial and response actions referred to clauses (iii), (iv) and (v) above which will cost the Company and its Subsidiaries less than $2,500,000 in the aggregate.

                       4.10 Absence  of Default.    No  event has  occurred
             which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company or any Subsidiary the right to accelerate the maturity of any indebtedness of the Company or any Subsidiary for borrowed money. Neither the Company nor any Subsidiary is in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could materially adversely affect its property, financial condition or business operations.

                       4.11 No Burdensome Agreements.  Neither  the Company
             nor any Subsidiary is a party to any agreement, instrument or undertaking, or subject to any other restriction, (i) which materially adversely affects the property, financial condition or business operations of the Company and its Subsidiaries taken as a whole, or (ii) under or pursuant to which the Company or any Subsidiary is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand, other than Permitted Liens.

                       4.12 Trademarks,   etc.     The   Company  and   its
             Subsidiaries possess adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their respective businesses substantially as now conducted, without any known conflict with the rights of others which might result in a material adverse effect on the Company and its Subsidiaries taken as a whole.

                       4.13 Partnerships;  Joint  Ventures.    Neither  the
             Company nor any Subsidiary is a member of any partnership or joint venture except as permitted under section 5.4.

                       4.14 Full  Disclosure.   No information,  exhibit or
             report furnished by the Company or any Subsidiary to any Bank in connection with the negotiation or execution of this Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when made.

                       4.15 Fiscal Year.   The  fiscal year of  the Company
             and each Subsidiary ends on December 31 of each year.

                       4.16 Environmental  Conditions.    To the  Company's
             knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Company or any Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company or any Subsidiary, except for such matters which will cost the Company and its Subsidiaries less than $2,500,000 in the aggregate.

                       4.17 Environmental  Judgments,  Decrees and  Orders.
             Neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and neither the Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws, except for such matters which will cost the Company and its Subsidiaries less than $2,500,000 in the aggregate.

                                      ARTICLE V

                                   NEGATIVE COVENANTS

                       While any part of the credit granted to  the Company
             is available and while any part of the principal of or interest on any Note remains unpaid or any Letter of Credit Obligation remains outstanding, the Company shall not do any of the following, or permit any Subsidiary to do any of the following, without the prior written consent of the Required
             Banks:

                       5.1 Restriction of Indebtedness. Create, incur, assume or have outstanding any indebtedness for borrowed money or the deferred purchase price of any asset (including obligations under Capitalized Leases), except:

                       (a)  the Notes issued under this Agreement;

                       (b) outstanding indebtedness in respect of industrial revenue bond financing shown on the financial statements referred to in section 4.5 above, provided that such indebtedness shall not be renewed, extended or increased;

                       (c) additional long-term indebtedness incurred pursuant to an offering of long-term notes, bonds or similar obligations of the Company; provided that, simultaneously with the closing of such debt offering, the Aggregate Commitment shall be reduced by an amount equal to the net proceeds to the Company of such long-term indebtedness;

                       (d) indebtedness described in section 10.1(p)(iv), provided such indebtedness does not exceed an aggregate of $5,000,000 outstanding at any one time;

                       (e) Commercial Paper in an aggregate face amount of not more than the amount permitted by section 1.9(a);

                       (f)  Nicolet Funding Corp.  Loans in  aggregate
                  principal  amount  of  not  more  than  the   amount
                  permitted by section 1.9(e);

                       (g) unsecured indebtedness which is subordinated to the prior payment of the Company's obligations under this Agreement in a manner satisfactory to the Banks;

                       (h) indebtedness in respect of Capitalized Leases, provided that the aggregate lease payments thereunder do not exceed $1,000,000 in any fiscal year of the Company; and

                       (i) other indebtedness not exceeding $5,000,000 in aggregate principal amount at any time outstanding.

                       5.2 Restriction on Liens. Create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or asset now owned or hereafter acquired by the Company or any Subsidiary, except Permitted Liens.

                       5.3 Sale and Leaseback. Enter into any agreement providing for the leasing by the Company or a Subsidiary of property which has been or is to be sold or transferred by the Company or a Subsidiary to the lessor thereof, or which is substantially similar in purpose to property so sold or transferred, except for agreements relating to sales of property not exceeding $5,000,000 (in gross sales proceeds to the Company) in the aggregate.

                       5.4  Acquisitions  and  Investments.    Acquire  any
             other business or make any loan, advance or extension of credit to, or investment in, any other person, corporation or other entity (including without limitation Subsidiaries, partnerships and joint ventures), including investments acquired in exchange for stock or other securities or obligations of any nature of the Company or any Subsidiary, except:

                       (a) investments in (i) bank repurchase agreements; (ii) savings accounts or certificates of deposit in a financial institution of recognized
                  standing;   (iii)   obligations   issued  or   fully
                  guaranteed by the United States; and (iv) prime commercial paper maturing within 90 days of the date of acquisition by the Company or a Subsidiary;

                       (b) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

                       (c)  investments   in   the   Company    by   a
                  Subsidiary;

                       (d)  credit  extended  to   customers  in   the
                  ordinary course of business;

                       (e) other investments outstanding on December 31, 1993, and shown on the financial statements referred to in section 4.5 above, provided that such investments shall not be increased; and

                       (f) additional acquisitions and investments in present and future Subsidiaries and joint ventures, provided that all such acquisitions and investments (valued at original cost without regard to subsequent increases or decreases in the value thereof) shall not exceed (i) $15,000,000 in the aggregate and (ii) $5,000,000 with respect to any single entity.

                       5.5 Liquidation; Merger; Disposition of Assets. Liquidate or dissolve; or merge with or into or consolidate with or into any other corporation or entity except a merger of a wholly-owned Subsidiary into the Company or another wholly-owned Subsidiary; or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business), or any stock of any Subsidiary.

                       5.6 Accounts Receivable. Discount or sell with recourse, or sell for less than the face amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired.

                       5.7 Contingent Liabilities. Guarantee or become a surety or otherwise contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) for any obligations of others, except (i) pursuant to the deposit and collection of checks and similar items in the ordinary course of business,
             (ii) in connection with letters of credit issued for the account of the Company from time to time by Republic National Bank of New York, provided that (A) such letters of credit shall not exceed $10,000,000 in aggregate face amount at any time outstanding and (B) none of such letters of credit shall remain outstanding on or after June 1, 1995, and (iii) other contingent liabilities in respect of third party obligations not exceeding an aggregate of $5,000,000 outstanding at any one time.

                       5.8 Affiliates. Suffer or permit any transaction with any Affiliate, except on terms not less favorable to the Company or Subsidiary than would be usual and customary in similar transactions with non-affiliated persons.


                                       ARTICLE VI

                                 AFFIRMATIVE COVENANTS

                       While any part of the credit granted to the  Company
             is available and while any part of the principal of or interest on any Note remains unpaid or any Letter of Credit Obligation is outstanding, and unless waived in writing by the Required Banks, the Company shall:

                       6.1  Financial Status.  Maintain:

                       (a) At all times a Consolidated Current Ratio of at least 2.00 to 1.00;

                       (b) A ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of (i) not more than 1.00 to 1.00 at all times prior to January 1, 1996 and (ii) not more than 0.85 to 1.00 at all times after December 31, 1995; and

                       (c) At the end of each fiscal quarter a Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters then ended of at least 3.00 to 1.00.

                       6.2 Insurance. Maintain insurance in such amounts and against such risks as is customary by companies engaged in the same or similar businesses and similarly situated.

                       6.3 Corporate Existence; Obligations. Do, and cause each Subsidiary to do, all things necessary to: (i) maintain its corporate existence (except for mergers permitted by section 5.5) and all rights and franchises necessary or desirable for the conduct of its business; (ii) comply in all material respects with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by governmental authorities, including those relating to environmental standards and controls; and (iii) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves provided for such payments.

                       6.4 Business Activities. Continue to carry on its business activities in substantially the manner such activities are conducted on the date of this Agreement and not make any material change in the nature of its business.

                       6.5 Properties. Keep and cause each Subsidiary to keep its properties (whether owned or leased) in good condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements thereof consistent with the exercise of its reasonable business judgment.


                       6.6 Accounting Records; Reports. Maintain and cause each Subsidiary to maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting consistently applied throughout all accounting periods and consistent with those applied in the preparation of the financial statements referred to in section 4.5; and furnish to the Agent such information respecting the business, assets and financial condition of the Company and its Subsidiaries as any Bank may reasonably request and, without request, furnish to the Agent:

                       (a)  Within 45  days after  the end of  each of
                  the first three quarters of each fiscal year of the Company (i) consolidated and consolidating balance sheets of the Company and all of its Subsidiaries as of the close of such quarter and of the comparable quarter in the preceding fiscal year; and (ii) consolidated and consolidating statements of income and surplus of the Company and all of its Subsidiaries for such quarter and for that part of the fiscal year ending with such quarter and for the corresponding periods of the preceding fiscal year; all in reasonable detail and certified as true and correct (subject to audit and normal year-end adjustments) by the chief financial officer of the Company; and

                       (b) As soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the audit report for such year and accompanying consolidated and consolidating financial statements of the Company and its Subsidiaries, as prepared by independent public accountants of recognized standing selected by the Company and reasonably satisfactory to the Required Banks, which audit report shall be accompanied by an opinion of such accountants, in form reasonably satisfactory to the Required Banks, to the effect that the same fairly present the financial condition of the Company and its Subsidiaries and the results of its and their operations as of the relevant dates thereof; and

                       (c) As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Company or filed with the Securities and Exchange Commission or other governmental agency having regulatory authority over the Company or any Subsidiary or with any national securities exchange; and

                       (d) Promptly, and in any event within 10 days after an officer of the Company has actual knowledge thereof a statement of the chief financial officer of the Company describing: (i) any Default or Event of Default hereunder, or any other event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default under any other material agreement to which the Company or any Subsidiary is a party, together with a statement of the actions which the Company proposes to take with respect thereto; (ii) any pending or threatened litigation or administrative proceeding of the type described in section 4.9; and
                  (iii) any fact or circumstance which is materially adverse to the property, financial condition or business operations of the Company and its Subsidiaries taken as a whole; and

                       (e)(i)   Promptly, and  in any event  within 30
                  days, after an officer of the Company acquires actual knowledge that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Company, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan administered by the Company and (iii) promptly after receipt thereof, a copy of any notice (other than a notice of general application) the Company, any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Company.

                       The financial statements referred  to in (a) and (b)
             above shall be accompanied by a certificate by the chief financial officer of the Company demonstrating compliance with the covenants in section 6.1 during the relevant period and stating that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes a Default hereunder or which, after notice or lapse of time or both, would constitute a Default hereunder (or if there was such a condition or event, specifying the same). The audit report referred to in (b) above shall be accompanied by a certificate by the accountants who prepared the audit report, as of the date of such audit report, stating that in the course of their audit, nothing has come to their attention suggesting that a condition or event has occurred which constitutes a Default hereunder or which, after notice or lapse of time or both, would constitute a Default hereunder (or if there was such a condition or event, specifying the same); but such accountants shall not be liable for any failure to obtain knowledge of any such condition or event. The Agent shall promptly furnish to each of the Banks (i) copies of the certificates delivered to the Agent pursuant to this paragraph, and (ii) copies of any statements delivered to the Agent pursuant to section 6.6(d) or (e) above.

                       6.7 Inspection of Records. Permit representatives of the Banks at their own expense to visit and inspect any of the properties and examine any of the books and records of the

             Company and its Subsidiaries at any reasonable time and as often as may be reasonably desired.

                       6.8 Compliance with Environmental Laws. Timely comply in all material respects, and cause each Subsidiary to comply in all material respects, with all applicable Environmental Laws.

                       6.9  Environmental  Audit.  Permit,  at its expense,
             at the request of the Required Banks, an Environmental Audit solely for the benefit of the Banks, to be conducted by the Banks or an independent agent selected by the Banks, but only in the event of a circumstance or condition of the nature described in section 6.10 below which, in the reasonable judgment of the Required Banks, will cost the Company $2,500,000 or more in the aggregate. This provision shall not relieve the Company or any Subsidiary from conducting its own Environmental Audits or taking any other steps necessary to comply with Environmental Laws.

                       6.10 Orders,  Decrees and Other  Documents.  Provide
             to the Agent, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by the Company or any Subsidiary or a cleanup, removal, remedial action, or other response by or on the part of the Company or any Subsidiary under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from the Company or any Subsidiary for an alleged violation of Environmental Laws; provided, however, such documentation need not be delivered to the Agent unless and until the circumstances or conditions referred to therein will, individually or in the aggregate with any other such matters, likely result in costs to the Company and its Subsidiaries of $1,000,000 or more.


                                      ARTICLE VII

                                        DEFAULTS

                       7.1 Defaults. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                       (a) The Company shall fail to pay (i) any interest due on any Revolving Credit Note, or any other amount payable hereunder (other than a principal payment on any Note or a Reimbursement Obligation) by five days after the same becomes due; or (ii) any principal amount due on any Revolving Credit Note or any Reimbursement Obligation when due;

                       (b) The Company shall default in the performance or observance of any agreement, covenant, condition, provision or term contained in
                  Article V (other than section 5.8) or section 6.1 of this Agreement;

                       (c) The Company shall default in the performance or observance of any of the other agreements, covenants, conditions, provisions or terms in this Agreement or any Collateral Document and such default continues for a period of thirty days after written notice thereof is given to the Company by any of the Banks;

                       (d) Any representation or warranty made by the Company herein or any certificate delivered pursuant hereto, or any financial statement delivered to any Bank hereunder, shall prove to have been false in any material respect as of the time when made or given;

                       (e)  The Company or  any Subsidiary shall  fail
                  to pay as and when due and payable (whether at maturity, by acceleration or otherwise) all or any part of the principal of or interest on any indebtedness of or assumed by it (including without limitation the Demand Notes), or of the rentals due under any lease or sublease, or of any other obligation for the payment of money, in each case where such payments aggregate $1,000,000 or more, and such default shall not be cured within the period or periods of grace, if any, specified in the instruments governing such obligations; or default shall occur under any evidence of, or any indenture, lease, sublease, agreement or other instrument governing such obligations, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness or other obligation or the termination of such lease or sublease, unless the Company or such Subsidiary shall be contesting such default in good faith by appropriate proceedings;

                       (f) A final judgment which, together with all other outstanding final judgments against the Company and its Subsidiaries, or any of them, exceeds an aggregate of $100,000 shall be entered against the Company or any Subsidiary and shall remain outstanding and unsatisfied, unbonded, unstayed or uninsured after 60 days from the date of entry thereof;

                       (g) The Company or any Subsidiary shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or
                  (iv) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (v) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a custodian or receiver for any of its assets; or
                  (vii) have a custodian or receiver appointed for any of its assets (with or without its consent); or
                  (viii) otherwise become the subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors;

                       (h) This Agreement, any Note or any Collateral Document shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company, or the Company shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be; or

                       (i) Any Reportable Event, which the Required Banks determine in good faith to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in case of any event described in the preceding provisions of this subsection (i) the Required Banks determine in good faith that the aggregate amount of the Company's liability to the Pension Benefit Guaranty Corporation under ERISA shall exceed $1,000,000 and such liability is not covered, for the benefit of the Company, by insurance.

                       7.2  Termination   of   Aggregate   Commitment   and
             Acceleration of Obligations. Upon the occurrence of any Event of Default:

                       (a) As to any Event of Default under section 7.1(a) and at any time thereafter, and in each case, the Required Banks (or the Agent with the written consent of the Required Banks) may, by written notice to the Company, immediately terminate the obligation of the Banks to make revolving credit loans and issue Letters of Credit hereunder and declare the unpaid principal balance of the Revolving Credit Notes, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of such Notes and all unreimbursed amounts drawn on Letters of Credit, together with all interest accrued thereon, shall thereupon be due and payable without further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Notes contained;

                       (b) As to any Event of Default under section 7.1(g), the obligation of the Banks to make revolving credit loans and issue Letters of Credit hereunder shall immediately terminate and the unpaid principal balance of all Revolving Credit Notes and all unreimbursed amounts drawn on Letters of Credit, together with all interest accrued thereon, shall immediately and forthwith be due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary herein or in the Notes contained;

                       (c) As to any Event of Default other than an Event of Default under section 7.1(a) or section 7.1(g) and at any time thereafter, and in each case, the Required Banks, with the written consent of all Banks that have acted as placement agent in the sale of any Commercial Paper then outstanding (or the Agent with the written consent of such Banks) may take the actions and exercise the remedies provided by this section 7.2.

                       (d) As to each Event of Default, subject to the limitations set forth in section 7.2(c) above, the Banks shall have all the remedies for default provided by the Collateral Documents, as well as applicable law.

                       (e) In the event that the unpaid principal balance of the Revolving Credit Notes becomes immediately due and payable pursuant to this section 7.2, the Company shall pay (i) to the appropriate

                  LOC Bank the sum of the largest drafts which could then or thereafter be drawn under all outstanding Letters of Credit, which sum the LOC Bank may hold for the account of the Company, without interest, for the purpose of paying any draft presented, with the excess, if any, to be returned to the Company upon termination or expiration of such Letters of Credit, and (ii) to the Agent the aggregate face amount of all Commercial Paper (including for this purpose all Nicolet Funding Corp. Loans) then outstanding, which amount may be held by the Agent, without interest, to secure the payment in full of all such Commercial Paper at maturity, with the excess, if any, to be returned to the Company upon payment in full of all such Commercial Paper.


                                      ARTICLE VIII

                                      DEMAND NOTES

                       8.1 Right of each Bank to Demand Payment. All amounts outstanding under each of the Demand Notes are due ON DEMAND by the holder thereof in its sole discretion; provided that such holder shall give at least three Business Days' prior written notice of its intention to make such demand to the Company and the Agent. Notwithstanding the foregoing, the unpaid principal balance of the Demand Notes, together with all interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived, if an Event of Default under section 7.1(g) shall occur. Notwithstanding reference to any Event of Default or termination in this Agreement or any Collateral Document (except for automatic acceleration provisions referred to above), such provisions shall have no application to, or otherwise restrict, each Bank's right to demand payment under its Demand Note at any time.

                       8.2 Cash Collateral. If at any time when demand for payment is made on any Demand Note, the aggregate outstanding face amount of all Letters of Credit shall exceed the Aggregate Commitment (net of all outstanding Commercial Paper and Nicolet Funding Corp. Loans issued by the Company thereunder), the Company shall immediately pay the amount of such excess to the Agent, which amount (together with all accrued interest thereon) may be held by the Agent in an interest-bearing account as cash collateral for the purpose of securing the repayment of any draft presented in respect of outstanding Letters of Credit, with the excess, if any, to be returned to the Company as and when such Letters of Credit terminate or expire.


                                       ARTICLE IX

                                       THE AGENT

                       9.1 Appointment and Powers. Each of the Banks hereby appoints Firstar Bank Milwaukee, National Association as Agent for the Banks hereunder, and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be entirely ministerial; the Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any related document, or to enforce such performance, or to inspect the property (including the books and records) of the Company or any of its subsidiaries; and the Agent shall not be required to take any action which exposes the Agent to personal liability (unless indemnification with respect to such action satisfactory to the Agent in its sole discretion is provided to the Agent by the Required Banks) or which is contrary to this Agreement or the Notes or applicable law. Firstar Bank Milwaukee, National Association agrees to act as Agent upon the express terms and conditions contained in this
             Article IX.

                       9.2 Responsibility. The Agent (i) makes no representation or warranty to any Bank and shall not be responsible to any Bank for any oral or written recitals, reports, statements, warranties or representations made in or in connection with this Agreement or any Note; (ii) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of this Agreement or any Note or any other instrument or document furnished pursuant thereto; (iii) may treat the payee of any Note as the owner thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (iv) may execute any of its duties under this Agreement by or through employees, agents and attorneys in fact and shall not be answerable for the default or misconduct of any such employee, agent or attorney in fact selected by it with reasonable care;
             (v) may (but shall not be required to) consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with advice of such counsel, accountants or experts; (vi) shall be entitled to rely upon any note, notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, telex, cable or other document or communication believed by it to be genuine and signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this

             Agreement or the Notes, except for its or their own gross negligence or willful misconduct.

                       9.3 Agent's Indemnification. The Banks agree to indemnify and reimburse the Agent (to the extent not reimbursed by the Company), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement to the extent that the Agent is not reimbursed for such expenses by the Company.

                       9.4  Rights  as  a  Lender.   With  respect  to  its
             Commitment and the Notes issued to it, Firstar Bank Milwaukee, National Association, in its individual capacity as a Bank, shall have, and may exercise, the same rights and powers under this Agreement and the Notes payable to it as any other Bank has under this Agreement and Notes, and the terms "Bank" and "Banks", unless the context otherwise requires, shall include Firstar Bank Milwaukee, National Association in its individual capacity as a Bank. Firstar Bank Milwaukee, National Association and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company or any of its subsidiaries and any person, firm or corporation who may do business with or own securities of the Company or any subsidiary, all as if it were not the Agent, and without any duty to account therefor to the Banks.

                       9.5 Credit Investigation. Each of the Banks severally represents and warrants to each of the other Banks and to the Agent that it has made its own independent investigation and evaluation of the financial condition and affairs of the Company and its Subsidiaries in connection with such Bank's execution and delivery of this Agreement and the making of its loans and has not relied on any information or evaluation provided by any other Bank or the Agent in connection with any of the foregoing (other than information provided by the Company to the Agent for transmittal to the Banks in connection with the foregoing); and each Bank represents and warrants to each other Bank and to the Agent that it shall continue to make its own independent investigation and evaluation of the credit-worthiness of the Company and its Subsidiaries while the Commitments and/or the Notes are outstanding.

                       9.6  Compensation.   The  Agent  shall receive  such
             compensation for its services as Agent under this Agreement as may be agreed from time to time by the Company and the Agent.


                                       ARTICLE X

                                     MISCELLANEOUS

                       10.1 Accounting  Terms;  Definitions.     Except  as
             otherwise provided, all accounting terms shall be construed in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in section 4.5, and financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. As used herein:

                       (a) the term "Affiliate" means any person, firm or corporation, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company or a Subsidiary.

                       (b) the term "Business Day" means any day other than a Saturday or Sunday on which banks in the States of Wisconsin and Illinois are open for the transaction of substantially all of their banking functions; provided, however, that for purposes of calculating the Basic LIBOR Rate, the LIBOR Interest Periods, and the election of LIBOR Pricing Options, the term "Business Day" shall mean in addition only those days on which dealings in U.S. dollar deposits are carried out by U.S.
                  financial  institutions  in  the   London  interbank
                  market.

                       (c) the term "Capitalized Lease" means any lease which is capitalized on the books of the lessee, or should be so capitalized under generally accepted accounting principles.

                       (d) the term "Commercial Paper" means (i) all commercial paper issued by the Company from time to time, including sales of commercial paper through one or more of the Banks acting as placement agent pursuant to separate agreements between the Company and such Bank or Banks, and (ii) where expressly so included by the terms of this Agreement, all Nicolet Funding Corp. Loans described in section 1.9(e).

                       (e)  the  term   "Consolidated  Current  Ratio"
                  means the relationship, expressed as a numerical ratio, between:

                            (i)  the amount of  all assets  which
                       under generally accepted principles of accounting would appear as current assets on the consolidated balance sheet of the Company and its Subsidiaries, excluding prepaid expenses which are not refundable on the date the determination is made,

                       And

                            (ii) the  amount  of all  liabilities
                       which under  generally accepted principles
                       of  accounting  would  appear  as  current
                       liabilities   on   such   balance   sheet,
                       including  all   indebtedness  payable  on
                       demand or  maturing (whether by  reason of
                       specified  maturity,   fixed  prepayments,
                       sinking funds or accruals  of any kind, or
                       otherwise) within  12 months or  less from
                       the  date  of   the  relevant   statement,
                       including all lease and rental obligations due in 12 months or less under leases, whether or not Capitalized Leases, and including customers' advances and progress billings on contracts.

                       (f) the term "Consolidated Fixed Charge Coverage Ratio" means, for any period, the relationship, expressed as a numerical ratio, between:

                            (i)  the Consolidated Net Earnings  of the
                       Company for such period plus the sum of (A) depreciation, amortization and all other non-cash deductions arising in the normal course of operations and shown on the Company's financial statements for such period, (B) net interest expense on indebtedness of the Company (including the interest component of Capitalized Leases) for such period and (C) rental expense under leases other than Capitalized Leases for such period; and

                            (ii) the  sum of (A)  net interest expense
                       on indebtedness of the Company (including the interest component of Capitalized Leases) for such period, (B) scheduled principal payments on indebtedness of the Company during such period, (C) the principal component of required payments in respect of Capitalized Leases during such period and (D) rental expense under leases other than Capitalized Leases for such period.

                       (g) the term "Consolidated Total Liabilities" means all liabilities of the Company and its Subsidiaries properly appearing on a consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

                       (h) the term "Consolidated Net Earnings" means the excess of:

                                 (i) all revenues  and income  derived
                  from operation in the ordinary course of business (excluding extraordinary gains and profits upon the disposition of investments and fixed assets),

                       Over:

                                 (ii)  all  expenses and  other proper
                  charges against income (including payment or provision for all applicable income and other taxes, but excluding extraordinary losses and losses upon the disposition of investments and fixed assets), all as determined in accordance with generally accepted accounting principles as applied on a consolidated basis to the Company and its Subsidiaries.

                       (i)  the term "Consolidated Tangible Net Worth"
                  means the total of all assets properly appearing on the consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles, less the sum of the following:

                                 (i)  the  book  amount  of  all  such
                  assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as good will, trademarks, trademark rights, trade names, tradename rights, brands, copyrights, patents, patent rights, licenses and unamortized debt discount and expense;

                                 (ii) any write-up  in the book  value
                  of any such assets resulting from a revaluation thereof subsequent to December 31, 1993;

                                 (iii)    all   reserves,    including
                  reserves for depreciation, obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

                                 (iv) the amount, if any, at which any
                  shares of stock of the Company or any Subsidiary appear on the asset side of such consolidated balance sheet;

                                 (v)  all  liabilities of  the Company
                  and  its Subsidiaries shown  on such  balance sheet;
                  and

                                 (vi)   all  investments   in  foreign
                  affiliates and nonconsolidated domestic affiliates.

                       (j) the term "Controlled Group" means a controlled group of corporations as defined in section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company is a part.

                       (k) The term "Default" means any event or condition which with the passage of time, the giving of notice or both would constitute an Event of Default.

                       (l) The term "Environmental Audit" means a review for the purpose of determining whether the Company and each Subsidiary complies with Environmental Laws and whether there exists any condition or circumstance which requires or will require a cleanup, removal, or other remedial action under Environmental Laws on the part of the Company or any Subsidiary including, but not limited to, some or all of the following:

                                 (i)  on   site  inspection  including
                  review of site geology, hydrogeology, demography, land use and population;

                                 (ii)   taking   and  analyzing   soil
                  borings and installing ground water monitoring wells and analyzing samples taken from such wells;

                                 (iii)  taking  and  analyzing of  air
                  samples and testing of underground tanks;

                                 (iv)    reviewing   plant    permits,
                  compliance records and regulatory correspondence, and interviewing enforcement staff at regulatory agencies;

                                 (v)    reviewing    the   operations,
                  procedures and documentation of the Company and its Subsidiaries; and

                                 (vi)  interviewing  past and  present
                  employees of the Company and its Subsidiaries.

                       (m)  The  term  "Environmental Laws"  means all
                  federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive
                  Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear
                  Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

                       (n)  the  term  "ERISA"   means  the   Employee
                  Retirement Income Security Act of 1974, as the same may be in effect from time to time.

                       (o) the term "Letter of Credit Obligations" means the aggregate undrawn face amounts of all outstanding
                  Letters   of   Credit   and  all   unpaid   Reimbursement
                  Obligations.

                       (p)  the term "Permitted Liens" means:

                                 (i)  liens on  property financed with
                  the proceeds of industrial revenue bonds permitted by section 5.1(b) given to secure indebtedness evidenced by such bonds and other obligations of the Company directly relating thereto;

                                 (ii) liens for taxes,  assessments or
                  governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Company or a Subsidiary by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided; and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the affected property by the Company or any Subsidiary;

                                 (iii) liens or deposits in connection
                  with worker's compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Company secured by any stay or appeal bond shall not exceed $10,000,000 at any one time outstanding; and

                            (iv)  purchase  money  liens  on  property
                  acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, and liens on property acquired existing at the time of acquisition; provided that in each case such lien shall be limited to the property so acquired, the liability secured by such lien does not exceed either the purchase price or the fair market value of the asset acquired, and the indebtedness secured by such lien is permitted by section 5.1.

                       (q) the term "Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by the Company, any of its Subsidiaries, or any member of the Controlled Group, or any such plan to which the Company, any of its Subsidiaries, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                       (r) the term "Reimbursement Obligations" means all obligations of the Company to reimburse each LOC Bank for all drawings under Letters of Credit.

                       (s)  the  term  "Reportable   Event"  means   a
                  reportable event as that term is defined in Title IV of ERISA.

                       (t)  The  term  "Required  Banks"  means  Banks
                  holding at least 66 2/3% of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Banks holding at least 66 2/3% in aggregate principal amount of the loans and Letter of Credit Obligations outstanding hereunder.

                       (u) the term "Subsidiary" means a corporation of which the Company owns, directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes might have voting power by reason of the happening of any contingency.

                       (v) The term "Unfunded Liabilities" means, with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed under ERISA over the current value of the Plan's assets allocable to such benefits.

                       10.2 Amendments,   Etc.     No   waiver,  amendment,
             settlement  or compromise  of any  of the  rights of  any Bank under this Agreement, any Note or any of the Collateral Documents shall be effective for any purpose unless it is in a written instrument executed and delivered by the parties
             authorized  to act  by  this section  10.2.   Subject  to  the
             provisions of this section 10.2, the Required Banks (or the Agent with the written consent of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement, the Notes, or the Collateral Documents or changing in any manner the rights of the Banks or the Company hereunder or thereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

                       (a) Extend the maturity of any Note or reduce the principal amount thereof, or reduce the rate or amount or change the time of payment of interest or fees payable on any Note or otherwise under this Agreement.

                       (b)  Amend the definition of Required Banks.

                       (c) Extend the Termination Date, or increase the amount of the Commitment of any Bank hereunder, or permit the Company to assign its rights under this Agreement.

                       (d) Alter the provisions of section 2.5 of this Agreement.

                       (e) Amend any provision of this Agreement requiring a pro rata sharing among the Banks.

                       (f)  Amend this section 10.2.

             No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.


                       10.3 Expenses; Indemnity.

                       (a)  The Company  shall pay, or  reimburse each
                  Bank for (i) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) paid or incurred by such Bank in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, the Notes, the Collateral Documents and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing; provided that such costs and expenses of each Bank (other than the Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the Collateral Documents shall not exceed $2,500; (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) paid or incurred by such Bank after Default, before and after judgment, in enforcing, protecting or preserving its rights under this Agreement, the Notes, the Collateral Documents and any other document required hereunder or thereunder, including without limitation the enforcement of rights against, or realization on, any collateral or security therefor; and (iii) any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes, if any, (including, without limitation, any sales, occupation, excise, gross receipts, franchise, general corporation, personal property, privilege or license taxes, but not including taxes levied upon the net income of such Bank by the federal government or the state (or political subdivision of a state) where such Bank's principal office is located), which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this Agreement, the Notes, the Collateral Documents or any other document required hereunder or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon such Bank, the Company or otherwise.

                       (b)  The Company agrees  to indemnify each Bank
                  against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses) incurred by such Bank arising out of, in any way connected with, or as a result of (i) any acquisition or attempted acquisition of stock or assets of another person or entity by the Company or any subsidiary, (ii) the use of any of the proceeds of any loans made hereunder by the Company or any subsidiary for the making or furtherance of any such acquisition or attempted acquisition, (iii) the construction or operation of any facility owned or operated by the Company or any Subsidiary, or resulting from any pollution or other environmental condition on the site of, or caused by, any such facility, (iv) the negotiation, preparation, execution, delivery, administration, and enforcement of this Agreement, the Note, the Collateral Documents and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations hereunder or thereunder, (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not any Bank is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by such Bank of its obligations under this Agreement or any Collateral Document, (B) any commitment made by such Bank to a person other than the Company or any Subsidiary which would be breached by the performance of such Bank's obligations under this Agreement or (C) gross negligence or willful misconduct of such Bank.

                       (c) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate either the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver, the repayment of any loans made hereunder, the termination of the Letter of Credit Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any of the Notes or any Collateral Document, or any other document required hereunder or thereunder, any investigation made by or on behalf of any Bank, the Company or any Subsidiary, or the content or accuracy of any representation or warranty made under this Agreement, any Collateral Document or any other document required hereunder or thereunder.

                       (d) The foregoing indemnities shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any of the Notes, any investigation made by or on behalf of the Bank or the Company, and the content of accuracy of any representation or warranty made under this Agreement.

                       10.4 Securities Act  of 1933.  Each  Bank represents
             that it is acquiring the Notes payable to it without any present intention of making a sale or other distribution of such Notes, provided each Bank reserves the right to sell its Notes or participations therein.

                       10.5 No   Agency.    Except  as  expressly  provided
             herein, nothing in this Agreement and no action taken pursuant hereto shall cause any Bank to be treated as the agent of any other Bank, or shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

                       10.6 Successors.  The  provisions of this  Agreement
             shall inure to the benefit of any holder of one or more of the Notes, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. This Agreement shall not create any rights in favor of any other party (including without limitation any holder of Commercial Paper, including for this purpose Nicolet Funding Corp. Loans) and the Banks shall have no liability whatsoever to any holder of Commercial Paper as a result of this Agreement. No delay on the part of any Bank or any holder of any of the Notes in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Banks or the holder of any of the Notes would otherwise have.

                       10.7 Survival.  All agreements,  representations and
             warranties made herein shall survive the execution of this Agreement, the making of the loans hereunder and the execution and delivery of the Notes.

                       10.8 Wisconsin Law.   This Agreement  and the  Notes
             issued hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, except to the extent superseded by federal law.

                       10.9 Counterparts.  This Agreement  may be signed in
             any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


                       10.10 Notices. All communications or notices required under this Agreement shall be deemed to have been given on the date when deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address): (a) if to the Company, with the full name and address of the Company as shown on this Agreement below;

             and (b) if to any of the Banks with the full name and address of such Bank as shown on this Agreement above, to the attention of the officer of the Bank executing the form of acceptance of this Agreement.

                       10.11 Participations. With the prior written consent of the Company and the Agent, each Bank may sell to another financial institution or institutions interests in its Notes (except that each Bank may sell such interests without such consent to other financial institutions owned directly or indirectly by it or by its controlling corporation) and, in connection with each such sale, and thereafter, disclose to any purchaser or potential purchaser of such interest any financial information such Bank may have concerning the Company and its Subsidiaries.

                       10.12 Entire Agreement; No Agency. This Agreement and the other documents referred to herein contain the entire agreement between the Banks and the Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Banks unless clearly expressed in this Agreement or in the other documents referred to herein. Nothing in this Agreement or in the other documents referred to herein and no action taken pursuant hereto shall cause the Company to be treated as an agent of any Bank, or shall be deemed to constitute the Banks and the Company a partnership, association, joint venture or other entity.

                       10.13 Consent to Jurisdiction. The Company hereby consents to the jurisdiction of any state or federal court situated in Milwaukee County, Wisconsin, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, any Note, any of the Collateral Documents, or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Nothing herein shall affect the right of the Banks, or any of them, to serve process in any manner permitted by law, or limit the right of any Banks, or any of them, to bring proceedings against the Company or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

                       If the foregoing is satisfactory to you, please sign
             the form of acceptance below and return a signed counterpart hereof to the Company. When this instrument has been executed and delivered by all of the Banks, it will evidence a binding agreement between the Banks and the Company.

                                           Very truly yours,


                                           OSHKOSH B'GOSH, INC.
                                           Address:  112 Otter Avenue
                                                     Oshkosh, WI 54901-5008

                                           By:  /S/ DAVID L. OMACHINSKI
             (CORPORATE SEAL)                    Vice President of Finance

                       The  foregoing  Agreement  is hereby  confirmed  and
             accepted as of the date thereof.

                                           FIRSTAR BANK MILWAUKEE,
                                             NATIONAL ASSOCIATION,
                                             as the Agent and as a Bank


                                           By:  /S/ STEVE CARLTON
                                           Title: Assistant Vice President


                                           BANK ONE, MILWAUKEE, NA


                                           By:  /S/ A.F. MAGGORIE
                                           Title: Vice President

                                           HARRIS TRUST AND SAVINGS BANK


                                           By:  /S/ GEORGE M. DELUHY
                                           Title:  Vice President


                                           NORWEST BANK WISCONSIN,
                                             NATIONAL ASSOCIATION


                                           By:  /S/ DANIEL G. FRAZIER
                                           Title: Vice President

                                      EXHIBIT 1.1

                                 REVOLVING CREDIT NOTE

             $____________                              _____________, 19__

                       FOR   VALUE  RECEIVED,   OshKosh  B'Gosh,   Inc.,  a
             Wisconsin corporation, promises to pay to the order of ____________________ ________________________, the principal sum of __________________ Dollars  ($____________) at the Main
             Office of Firstar Bank Milwaukee, National Association in Milwaukee, Wisconsin, on June 24, 1997. The unpaid principal balance hereof shall bear interest, payable on the dates specified in the Credit Agreement referred to below, computed at the Applicable Rate as defined in such Credit Agreement.

                       Principal  amounts  unpaid  at the  maturity  hereof
             (whether by fixed maturity or acceleration) shall bear interest from and after maturity until paid computed at a rate equal to 2% per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

                       This Note  constitutes one  of the  Revolving Credit
             Notes issued under a Credit Agreement dated as of June 24, 1994, among the undersigned and Firstar Bank Milwaukee, National Association, for itself and as Agent, and the other banks party thereto, to which Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                                           OSHKOSH B'GOSH, INC.



                                           By:
                                           ______________________________
                                                 Vice President of Finance

             (CORPORATE SEAL)










                                      EXHIBIT 1.2

                                      DEMAND NOTE

             $_______________                               _________, 19__

                       FOR   VALUE  RECEIVED,   OshKosh  B'Gosh,   Inc.,  a
             Wisconsin  corporation,  promises  to  pay  to  the  order  of
             ___________________ __________________________________________
             the  principal  sum  of _____________________________  Dollars
             ($_______________), at the Main Office of Firstar Bank Milwaukee, National Association, in Milwaukee, Wisconsin, ON DEMAND. The unpaid principal balance hereof shall bear interest, payable on the dates specified in the Credit Agreement referred to below, computed at the Applicable Rate as defined in such Credit Agreement.

                       Principal amounts  unpaid  at the  maturity  thereof
             (whether by fixed maturity or acceleration) shall bear interest from and after demand until paid computed at a rate equal to 2% per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States.

                       This Note constitutes one of the Demand Notes issued
             under a Credit Agreement dated as of June 24, 1994 among the undersigned and Firstar Bank Milwaukee, National Association, for itself and as Agent, and the other banks party thereto, to which Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were made and for a description of the terms and conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                                           OSHKOSH B'GOSH, INC.


                                           By:
                                           ______________________________
                                                Vice President of Finance

             (CORPORATE SEAL)








                                      EXHIBIT 2.1
                          COMMERCIAL PAPER REPORT/LOAN REQUEST

                                                      _______________, 19__


             Memorandum to:

             Firstar Bank Milwaukee,
               National Association, as Agent
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

                       Re: Credit Agreement Dated as of June 24, 1994 (the "Credit Agreement")

             Part 1:  Commercial Paper Report

                       The  aggregate  principal amount  of  all Commercial
             Paper (including for this purpose all Nicolet Funding Corp. Loans) of the Company now outstanding is $____________.

             Part 2:  Loan Request

                       The  Company hereby applies to  the Agent for a loan
             under the Credit Agreement to be made on ____________, 19__ in the principal amount of $__________________. If such loan is to be subject to a LIBOR Pricing Option, the LIBOR Interest Period is _______ months.

                       The Company hereby certifies as follows:

                    (a) All of the representations and warranties set forth in Article IV of the Credit Agreement continue to be true on the date hereof, except that the financial statements referred to in section 4.5 of the Credit Agreement shall be deemed to be the most recent consolidated financial statements of the Company delivered pursuant to section 6.6(a) or (b) of the Credit Agreement.

                    (b) At the date hereof, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

                                         OSHKOSH B'GOSH, INC.


                                         By: _______________________
                                         Title: _________________________





                          AMENDMENT NO. 1 TO CREDIT AGREEMENT


                                                        As of June 30, 1994





             Firstar Bank Milwaukee,
               National Association
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

             Bank One, Milwaukee, NA
             111 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60603

             Norwest Bank Wisconsin,
              National Association
             100 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Gentlemen:

                    Please refer to that  certain Credit Agreement dated as
             of June 24, 1994 (the "Credit Agreement") between the undersigned Oshkosh B'Gosh, Inc., a Delaware corporation (the "Company") and you (the "Banks"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

                    1. Amendments to Credit Agreement. The Company requests that the Banks agree to amend the Consolidated Fixed Charge Coverage Ratio covenant set forth in section 6.1(c) of the Credit Agreement as set forth below. Subject to all of the terms and conditions hereof, the Banks agree to amend such covenant as set forth below.

                    Therefore,  subject to  the  terms and  conditions  set
             forth herein, the Credit Agreement shall be amended, as of the date first written above, as follows:

                    (a) All references to the Credit Agreement in the Credit Agreement and in any of the Collateral Documents shall refer to the Credit Agreement as amended hereby.

                    (b) Section 6.1(c) of the Credit Agreement is amended to read in its entirety as follows:

                    (c) At the end of each fiscal quarter set forth in the table below, a Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters then ended of at least the amount set forth opposite such fiscal quarter:

                                                  Consolidated Fixed
                      Fiscal Quarter Ending      Charge Coverage Ratio

                  1.   June 30, 1994 and                1.5:1.0
                       September 30, 1994
                  2.   December 31, 1994,               2.0:1.0
                       March 31, 1995,
                       June 30, 1995 and
                       September 30, 1995

                  3.   December 31, 1995,               2.5:1.0
                       March 31, 1996,
                       June 30, 1996 and
                       September 30, 1996

                  4.   December 31, 1996                3.0:1.0
                       and thereafter

                    2. Representations. The Company repeats and reaffirms the representations and warranties set forth in
             Article IV of the Credit Agreement. The Company also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the certificate of incorporation or by-laws of the Company or of any law, regulation, order, or judgment presently in effect having applicability to the Company or
             (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in any breach of or constitute a default under any indenture or other agreement or instrument under which the Company is a party.

                    3.   Confirmation  of  Credit  Agreement.    Except  as
             expressly provided above, the Credit Agreement shall remain in full force and effect.

                    4. Fees and Expenses. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Agent.

                    5. Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the extension of credit under the Credit Agreement, as so amended. This Amendment shall be

                                          -52-




             governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    If the  foregoing is  satisfactory to you,  please sign
             the form of acceptance below and return a signed counterpart hereof to the Company.

                                           Very truly yours,

                                           OSHKOSH B'GOSH, INC.



                                           By:  /S/ DAVID L. OMACHINSKI
                                                 Vice President of Finance

             (Corporate Seal)


                       Agreed to as of the date first above written.

                                           FIRSTAR BANK MILWAUKEE,
                                             NATIONAL ASSOCIATION


                                           By:  /S/      STEVE      CARLTON
                                                Title:  Assistant      Vice
                                                President


                                           BANK ONE, MILWAUKEE, NA


                                           By:  /S/ A.F. MAGGIORE
                                                Title:  Vice President


                                           HARRIS TRUST AND SAVINGS BANK



                                           By:  /S/   GEORGE    M.   DELUHY
                                                Title:  Vice President


                                           NORWEST BANK WISCONSIN,
                                             NATIONAL ASSOCIATION



                                           By:  /S/   DANIEL   G.   FRAZIER
                                                Title:  Vice President


                                          -53-





                          AMENDMENT NO. 2 TO CREDIT AGREEMENT


                                                    As of December 31, 1994





             Firstar Bank Milwaukee,
               National Association
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

             Bank One, Milwaukee, NA
             111 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60603

             Norwest Bank Wisconsin,
              National Association
             100 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Gentlemen:

                                           Please  refer  to  that  certain
             Credit Agreement dated as of June 24, 1994, as amended by Amendment No. 1 thereto dated as of June 30, 1994 (the "Credit Agreement") between the undersigned Oshkosh B'Gosh, Inc., a Delaware corporation (the "Company") and you (the "Banks"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

                                           1.Amendments      to      Credit
          Agreement.  The Company requests that the
             Banks agree to amend clause (ii) of section 5.7 of the Credit Agreement (Contingent Liabilities) permitting certain outstanding letters of credit issued for the account of the Company by Republic National Bank of New York. Subject to all of the terms and conditions hereof, the Banks agree to amend such covenant as set forth below.

                                           Therefore, subject  to the terms
             and conditions set forth herein, the Credit Agreement shall be amended, as of the date first written above, as follows:

                                           (a)  All   references   to   the
             Credit Agreement in the Credit Agreement and in any of the Collateral Documents shall refer to the Credit Agreement as amended hereby.




                                           (b)  Clause (ii)  of section 5.7
             of the Credit Agreement is amended to read in its entirety as follows:

                       (ii) in connection  with letters of credit
                       issued for the account of the Company from
                       time to time by Republic National  Bank of
                       New York,  provided that (A)  such letters
                       of credit shall not exceed  $15,000,000 in
                       aggregate   face   amount   at  any   time
                       outstanding and (B) none of such letters of credit shall remain outstanding on or after October 1, 1995, and

                                           2.Representations.  The  Company
          repeats and reaffirms the
             representations and warranties set forth in Article IV of the Credit Agreement as if made on and as of the date hereof. The Company also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the certificate of incorporation or by-laws of the Company or of any law, regulation, order, or judgment presently in effect having applicability to the Company or (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in any breach of or constitute a default under any indenture or other agreement or instrument under which the Company is a party.

                                           3.Confirmation     of     Credit
          Agreement. Except as expressly provided above, the Credit Agreement shall remain in full force and effect.

                                           4.Fees   and   Expenses.     The
          Company shall be responsible for the
             payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Agent.

                                           5.Miscellaneous.  The provisions
          of this Amendment shall inure to
             the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the extension of credit under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                           If the foregoing is satisfactory
             to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

                                         -55-





                                           Very truly yours,

                                           OSHKOSH B'GOSH, INC.



                                           By:  /S/ DAVID L. OMACHINSKI
                                                 Vice President of Finance

             (Corporate Seal)


                       Agreed to as of the date first above written.

                                           FIRSTAR BANK MILWAUKEE,
                                             NATIONAL ASSOCIATION



                                           By:  /S/      STEVE      CARLTON
                                                Title:  Assistant      Vice
                                                President

                                           BANK ONE, MILWAUKEE, NA



                                           By:  /S/ A.F. MAGGORIE
                                                Title:  Vice President

                                           HARRIS TRUST AND SAVINGS BANK



                                           By:  /S/ GEORGE M. DELUHY
                                                Title:  Vice President

                                           NORWEST BANK WISCONSIN,
                                             NATIONAL ASSOCIATION



                                           By:  /S/   DANIEL   G.   FRAZIER
                                                Title:  Vice President


                                          -56-




                          AMENDMENT NO. 3 TO CREDIT AGREEMENT


                                                    As of December 21, 1995





             Firstar Bank Milwaukee,
               National Association
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

             Bank One, Milwaukee, NA
             111 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60603

             Norwest Bank Wisconsin,
              National Association
             100 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Gentlemen:

                                           Please  refer  to  that  certain
             Credit Agreement dated as of June 24, 1994, as amended through Amendment No. 2 thereto dated as of December 31, 1994 (the "Credit Agreement") between the undersigned Oshkosh B'Gosh, Inc., a Delaware corporation (the "Company") and you (the "Banks"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

                                           1.Amendments      to      Credit
          Agreement. The Company requests that the Banks agree to amend the Consolidated Fixed Charge Coverage Ratio covenant set forth in section 6.1(c) of the Credit Agreement as set forth below. Subject to all of the terms and conditions hereof, the Banks agree to amend such covenant as set forth below.

                                           Therefore, subject  to the terms
             and conditions set forth herein, the Credit Agreement shall be amended, as of the date first written above, as follows:

                                           (a)  All   references   to   the
             Credit Agreement in the Credit Agreement and in any of the Collateral Documents shall refer to the Credit Agreement as amended hereby.

                                           (b)  Section   6.1(c)   of   the
             Credit Agreement is amended to read in its entirety as follows:





                                           (c)  At the end  of each  fiscal
             quarter during each period set forth in the table below, a Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters then ended of at least the amount set forth opposite such period:

                                                  Consolidated Fixed
                             Period              Charge Coverage Ratio

                  1.        From December 31,           2.0:1.0
                            1994 through and
                            including December
                            31, 1996
                  2.        From January 1,             2.5:1.0
                            1997 through and
                            including
                            September 30, 1997

                  3.        From October 1,             3.0:1.0
                            1997 and
                            thereafter

                                           2.Representations.   The Company
          repeats and reaffirms the
             representations and warranties set forth in Article IV of the Credit Agreement. The Company also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the certificate of incorporation or by-laws of the Company or of any law, regulation, order, or judgment presently in effect having applicability to the Company or (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in any breach of or constitute a default under any indenture or other agreement or instrument under which the Company is a party.

                                           3.Confirmation     of     Credit
          Agreement. Except as expressly provided above, the Credit Agreement shall remain in full force and effect.

                                           4.Fees   and   Expenses.     The
          Company shall be responsible for the
             payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Agent.

                                           5.Miscellaneous.  The provisions
          of this Amendment shall inure to
             the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the extension of credit under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                           If the foregoing is satisfactory
             to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

                                           Very truly yours,

                                           OSHKOSH B'GOSH, INC.



                                           By:  /S/ DAVID L. OMACHINSKI
                                                 Vice President of Finance

             (Corporate Seal)

                       Agreed to as of the date first above written.

                                           FIRSTAR BANK MILWAUKEE,
                                             NATIONAL ASSOCIATION



                                           By:  /S/      STEVE      CARLTON
                                                Title:  Assistant      Vice
                                                President


                                           BANK ONE, MILWAUKEE, NA



                                           By:  /S/ A. F. MAGGORIE
                                                Title:  Vice President

                                           HARRIS TRUST AND SAVINGS BANK



                                           By:  /S/ GEORGE M. DELUHY Title:
                                                Vice President


                                           NORWEST BANK WISCONSIN,
                                             NATIONAL ASSOCIATION



                                           By:  /S/   DANIEL   G.   FRAZIER
                                                Title:  Vice President

                          AMENDMENT NO. 4 TO CREDIT AGREEMENT


                                                     As of January 30, 1996





             Firstar Bank Milwaukee,
               National Association
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin  53202

             Bank One, Milwaukee, NA
             111 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60603

             Norwest Bank Wisconsin,
              National Association
             100 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202

             The First National Bank of Boston
             100 Federal Street
             Boston, Massachusetts  02110

             Gentlemen:

                                           OshKosh B'Gosh, Inc., a Delaware
             corporation (the "Company"), hereby agrees with each of you as follows:

                                           1.Definitions.     Reference  is
          made to that certain Credit Agreement
             dated as of June 24, 1994, as amended through Amendment No. 3 thereto dated as of December 21, 1995 (the "Credit Agreement") between the Company and each of you other than The First National Bank of Boston, pursuant to which the Company has issued (i) its Revolving Credit Notes to each of you other than The First National Bank of Boston in the aggregate principal amount of $60,000,000, and (ii) its Demand Notes to each of you other than The First National Bank of Boston in the aggregate principal amount of $40,000,000, each dated as of June 24, 1994 (collectively, the "Existing Notes"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

                                           2.Addition of The First National
          Bank of Boston; New Notes.  The
             Company has informed each of you that it wishes, and The First National Bank of Boston has informed the Company and each of you other than itself that it wishes, that The First National Bank of Boston become a party to the Credit Agreement on the terms and conditions herein and therein set forth. On the effective date of this Amendment, all loans made or continued pursuant to the Credit Agreement, including the unpaid balances of the Existing Notes, shall be evidenced by (i) new Revolving Credit Notes of the Company in the form of Exhibit
             1.1 annexed hereto in the aggregate principal amount of $60,000,000, and (ii) new Demand Notes of the Company in the form of Exhibit 1.2 annexed hereto in the aggregate principal amount of $40,000,000, each to be dated as of the date hereof (collectively, the "New Notes"). The New Notes shall be executed by the Company and delivered to each of you on the date hereof against the return of the Existing Notes to the Company. Accrued interest on the Existing Notes outstanding on the date of issuance of the New Notes shall be included in the interest due on the New Notes issued in replacement of such Existing Notes on the first interest payment date specified therein.

                                           3.Amendments      to      Credit
          Agreement.  Subject to the terms and
             conditions set forth herein, the Credit Agreement shall be amended, as of the date first written above, as follows:

                                           (a)  All   references   in   the
             Credit Agreement to the Notes issued thereunder and the loans evidenced thereby shall refer to the New Notes issued hereunder and the loans evidenced thereby (including the unpaid balances of the Existing Notes).

                                           (b)  All   references   to   the
             Credit Agreement in the Credit Agreement and in any other agreements relating thereto shall refer to the Credit Agreement as amended hereby.

                                           (c)  The   first  page   of  the
             Credit Agreement is amended by adding The First National Bank of Boston, at its address set forth on the first page of this Amendment, as an additional addressee. The First National Bank of Boston shall be included as one of the Banks for all purposes of the Credit Agreement, and all references to the Banks in the Credit Agreement and all other agreements relating thereto shall hereafter be deemed to refer collectively to Firstar Bank Milwaukee, National Association, Bank One, Milwaukee, NA, Harris Trust and Savings Bank,
             Norwest Bank Wisconsin, National Association, and The First National Bank of Boston.

                                           (d)  The  table   set  forth  in
             Section 1.1 of the Credit Agreement (Revolving Credit) is amended to read in its entirety as follows:

                                                              Percentage
                       Name of Bank              Commitment    Interest

              Firstar Bank Milwaukee,
               National Association             $18,000,000      30.0%
              Bank One, Milwaukee, NA           $12,000,000      20.0%

              Harris Trust and Savings Bank     $10,500,000      17.5%

              Norwest Bank Wisconsin,
               National Association             $10,500,000      17.5%
              The First National Bank of
               Boston                           $ 9,000,000      15.0%

                                       TOTAL    $60,000,000       100%

                       (e) The table set forth in Section 1.2 of the Credit Agreement (Demand Line of Credit) is amended to read in its entirety as follows:

                              Name of Bank              Demand Line

                     Firstar Bank Milwaukee,
                      National Association              $12,000,000

                     Bank One, Milwaukee, NA            $ 8,000,000
                     Harris Trust and Savings Bank      $ 7,000,000

                     Norwest Bank Wisconsin,
                       National Association             $ 7,000,000
                     The First National Bank of
                       Boston                           $ 6,000,000

                                               TOTAL    $40,000,000

                       (f) The first clause of the definition of "Business Day" (prior to the semicolon) set forth in Section 10.1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

                       (b) the term "Business Day" means any day other than a Saturday or Sunday on which banks in the States of Wisconsin, Illinois and Massachusetts are open for the transaction of substantially all of their banking functions;

                       4. Representations. The Company repeats and reaffirms the representations and warranties set forth in
             Article IV of the Credit Agreement. The Company also represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the certificate of incorporation or by-laws of the Company or of any law, regulation, order, or judgment presently in effect having applicability to the Company or
             (ii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iii) result in any breach of or constitute a default under any indenture or other agreement or instrument under which the Company is a party.

                       5. Related Transactions; Computations. Upon issuance of the New Notes, (i) The First National Bank of Boston shall become a party to the Credit Agreement as amended hereby with the same force and effect as if a signatory thereto and shall have (a) the Commitment and Percentage Interest in the revolving credit loans to be made under the Credit Agreement set forth opposite its name in Section 1.1 of the Credit Agreement as amended hereby, and (b) its respective share of the Demand Line set forth in Section 1.2 of the Credit Agreement as amended hereby, (ii) each of you will make such adjustments among yourselves as are necessary so that after giving effect to such adjustments, the Percentage Interest of each of you in the revolving credit loans outstanding under the Credit Agreement will be the Percentage Interest set forth under Section 1.1 of the Credit Agreement as amended hereby, and your respective shares of the outstanding portion of the Demand Line will be as set forth under Section 1.2 of the Credit Agreement as amended hereby, and (iii) the obligations of the Company to The First National Bank of Boston under the Credit Agreement as amended hereby shall begin to accrue. The interest and commitment fees due each of you other than The First National Bank of Boston with respect to periods prior to the date hereof shall be determined in accordance with the Credit Agreement as in effect prior to the date hereof, and the interest and commitment fees due each of you with respect to the periods beginning on or after the date hereof shall be determined in accordance with the Percentage Interests in effect on and after the date hereof.

                       6. Conditions. Without limiting any of the other terms of the Credit Agreement as amended hereby, this Amendment shall not become effective, and the Banks shall not be required to make any further loans to the Company unless and until:

                       (a) No Default or Event of Default shall have occurred and be continuing and neither the business nor the assets nor the financial condition of the Company shall have been materially adversely affected as the result of any event or development since December 31, 1994.

                       (b) The Banks shall have received such documents concerning the corporate status of the Company and the authorization of the transactions contemplated hereby as may be reasonably requested, and such other matters as the Banks shall reasonably require; and

                       (c) All proceedings taken in connection with the transactions contemplated by this Amendment and all instruments, authorizations and other documents applicable thereto shall be satisfactory in form and substance in the reasonable opinion of the Banks and their counsel.

                       7.   Confirmation  of Credit  Agreement.   Except as
             expressly provided above, the Credit Agreement shall remain in full force and effect.

                       8. Fees and Expenses. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Amendment and including without limitation the reasonable fees and disbursements of counsel for the Agent.

                       9. Miscellaneous. The provisions of this Amendment shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Amendment and the extension of credit under the Credit Agreement, as so amended. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                       If the foregoing is satisfactory to you, please sign
             the form of acceptance below and return a signed counterpart hereof to the Company.

                                           Very truly yours,

                                           OSHKOSH B'GOSH, INC.



                                           By:  /S/ DAVID L. OMACHINSKI
                                                 Vice President of Finance

             (Corporate Seal)


                       Agreed to as of the date first above written.



                                           FIRSTAR BANK MILWAUKEE,
                                             NATIONAL ASSOCIATION



                                           By:  /S/ STEVE CARLTON
                                                Title: Vice President

                                           BANK ONE, MILWAUKEE, NA



                                           By:  /S/ A.F. MAGGORIE
                                                Title: Vice President


                                           HARRIS TRUST AND SAVINGS BANK



                                           By:  /S/ GEORGE M. DELUHY
                                                Title: Vice President


                                           NORWEST BANK WISCONSIN,
                                             NATIONAL ASSOCIATION



                                           By:  /S/ DANIEL G. FRAZIER
                                                Title:  Vice President


                                           THE   FIRST  NATIONAL   BANK  OF
             BOSTON



                                           By:  /S/ PETER GRISWOLD
                                                Title: Director

                                      EXHIBIT 1.1

                                    PROMISSORY NOTE

             $____________                              _____________, 19__

                       FOR VALUE RECEIVED, OshKosh B'Gosh, Inc., a Delaware
             corporation, promises to pay to the order of ____________________ ________________________, the principal sum of __________________ Dollars  ($____________) at the Main
             Office of Firstar Bank Milwaukee, National Association in Milwaukee, Wisconsin, on June 24, 1997. The unpaid principal balance hereof shall bear interest, payable on the dates specified in the Credit Agreement referred to below, computed at the Applicable Rate as defined in such Credit Agreement.

                       Principal  amounts  unpaid  at the  maturity  hereof
             (whether by fixed maturity or acceleration) shall bear interest from and after maturity until paid computed at a rate equal to 2% per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

                       This Note  constitutes one  of the  Revolving Credit
             Notes issued under a Credit Agreement dated as of June 24, 1994, as amended, among the undersigned and Firstar Bank Milwaukee, National Association, for itself and as Agent, and the other banks party thereto, to which Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                                           OSHKOSH B'GOSH, INC.



                                           By:
                                           ______________________________
                                                Vice President of Finance

             (CORPORATE SEAL)








                                      EXHIBIT 1.2

                                      DEMAND NOTE

             $____________                              _____________, 19__

                       FOR VALUE RECEIVED, OshKosh B'Gosh, Inc., a Delaware
             corporation, promises to pay to the order of ____________________ ________________________, the principal sum of __________________ Dollars  ($____________) at the Main
             Office of Firstar Bank Milwaukee, National Association in Milwaukee, Wisconsin, ON DEMAND. The unpaid principal balance hereof shall bear interest, payable on the dates specified in the Credit Agreement referred to below, computed at the Applicable Rate as defined in such Credit Agreement.

                       Principal  amounts  unpaid  at the  maturity  hereof
             (whether by fixed maturity or acceleration) shall bear interest from and after demand until paid computed at a rate equal to 2% per annum plus the rate otherwise payable hereunder. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

                       This Note constitutes one of the Demand Notes issued
             under a Credit Agreement dated as of June 24, 1994, as amended, among the undersigned and Firstar Bank Milwaukee, National Association, for itself and as Agent, and the other banks party thereto, to which Agreement reference is hereby made for a statement of the terms and conditions on which loans in part evidenced hereby were made and for a description of the terms and conditions on which loans in part evidenced hereby were made and for a description of the terms and conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

                                           OSHKOSH B'GOSH, INC.



                                           By:  ________________________
                                                Vice President of Finance

             (CORPORATE SEAL)